The information in this prospectus is not complete and may be changed. We and the selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted by the law of such state or jurisdiction.

October 2, 2013

PROSPECTUS

LODGING MEDIA, INC.

10,000,000 SHARES OF COMMON STOCK

LODGING MEDIA, INC. (“Lodging Media”, “we”, “the Company”) is offering for sale a maximum of 10,000,000 shares of its common stock at a fixed price of $.02 per share. There is no minimum number of shares that must be sold by us for the offering to close, and therefore we may receive no proceeds or very minimal proceeds from the offering. As such, potential investors may end up obtaining shares in a company that may not receive enough proceeds from the offering to begin operations or where there may be no market for our shares.

We will retain the proceeds from the sale of any of the offered shares that are sold.  The offering is being conducted on a self-underwritten, best efforts basis, which means our President Joao Neto and Vice President, Jonas da Silva, will be responsible for the sale of the shares. This prospectus will permit our president and vice president to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The intended methods of communication include, without limitations, telephone and personal contact. For more information, see the section of this prospectus entitled "Plan of Distribution."

The offering will terminate the earlier of when all 10 million shares offered hereby are sold or 180 days after this registration statement is declared effective by the Securities and Exchange Commission. However, we may extend the offering for up to 90 days following the 180 day offering period. There can be no assurance that all or any shares being offered in this Prospectus are going to be sold and that we will be able to raise any funds from this offering.

Prior to this registration, there has been no public trading market for our common stock and it is not presently traded on any market or securities exchange.

We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

 The date of this prospectus is October 2 , 2013.

Where You Can Find More Information

We have filed with the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549, under the Securities Act of 1933 a registration statement on Form S-1 of which this prospectus is a part, with respect to the common shares offered hereby. We have not included in this prospectus all the information contained in the registration statement, and you should refer to the registration statement and our exhibits for further information.

Certain information making up part of the Registration Statement is contained in exhibits and schedules as permitted by the rules and regulations of the Securities and Exchange Commission. You can obtain a copy of the Registration Statement from the Securities and Exchange Commission by mail from the Public Reference Room of the Securities and Exchange Commission at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. In addition, the Securities and Exchange Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission's telephone number is 1-800-SEC-0330 (1-800-732-0330). These SEC filings are also available to the public from commercial document retrieval services. Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus.  We have not authorized any other person to provide you with different information.  This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted.  The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus.  We have not authorized any other person to provide you with different information.  This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted.  The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until December 31, 2013 , (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUMMARY INFORMATION

This summary provides an overview of selected information contained elsewhere in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements contained herein.

Summary Information About LODGING MEDIA, INC.

We were incorporated in the State of Nevada as a for-profit Company on September 25, 2012 and established a fiscal year end of October 31. We are a development-stage company that plans to enter into the property rental industry with a website that will operate as an online marketplace for the short term for-rent-by-owner property industry. Short term for-rent-by-owner rentals are fully furnished, privately owned residential properties, including homes, condominiums, apartments, and villas, that property owners and managers rent to the public on a nightly, weekly or monthly basis. Our marketplace will bring together travelers seeking short term rentals online with owners and managers of short term rental properties located around the world. We have reserved the domain name www.for-rent-by-owner.biz

The global short term for-rent-by-owner industry is large and growing, but also fragmented and inefficient. The Company will seek to connect homeowners and property managers with travelers who seek the space, value and amenities of short term rentals as an alternative to hotels.  The Company’s website will have a large and diverse selection of houses, condos and apartments located in a wide and continually expanding range of locations, with detailed property descriptions, photos and list of amenities and nearby attractions.  We intend to focus our initial marketing efforts on the Brazilian market, followed by South America, Europe, Asia and North America, in order of priority.  However, we do not intend to geographically limit access to our website or services at any time.   As our geographic coverage expands, our website will become a one-stop website that makes it easy to find and compare properties all over the world.  Our website will connect homeowners/ property managers with travelers who prefer short term rentals over hotels. The site will be free to use for travelers while homeowners will pay an annual subscription fee to advertise their property. We are currently in the process of soliciting bids for the design and development of our website.

Our business office is located at Rua Leopoldo Miguez, 159, Rio de Janeiro, RJ, Brazil, 22060-020 our telephone number is +55-21-6937-3056. Our United States and registered statutory office is located at Laughlin Associates, Inc., 9120 Double Diamond Parkway, Reno, Nevada 89521, and our telephone number is (775) 883-8484.

As of October 31, 2012, the end of the most recent fiscal year, and as at the date of this prospectus, Lodging Media had raised $40,000 through the sale of its common stock. As of July 31, 2013, we have $13,380 of cash on hand. As of July 31, 2013, the Company has $7,168 of liabilities, represented by expenses accrued since its inception. In addition, the Company estimates incurring costs associated with this offering totaling $11,500. As of the date of this prospectus, we have generated no revenues from our business operations. The following financial information summarizes the more complete historical financial information as indicated on the audited financial statements of the Company filed with this prospectus.

Summary of the Offering by the Company

Lodging Media has 4,000,000 shares of common stock issued and outstanding and is registering an additional 10,000,000 shares of common stock for offering to the public. The Company may endeavor to sell all 10,000,000 shares of common stock after this registration becomes effective. The price at which the Company offers these shares is fixed at $0.02 per share for the duration of the offering. Lodging Media will receive all proceeds from the sale of the common stock.

Securities being offered by the Company, common stock, par value $0.001	10,000,000 shares of common stock, par value $0.001 (the “Common Stock”).
Offering price per share by the Company.	$0.02 per share of Common Stock.
Number of shares outstanding before the offering of common shares.	4,000,000 shares of Common Stock as of October 2 , 2013.
Number of shares outstanding after the offering of common shares.	14,000,000 shares of Common Stock will be issued and outstanding after this offering is completed if all shares are sold.
Minimum number of shares to be sold in this offering	None.
Market for the common shares
There is no public market for the common shares. The price per share of Common Stock is $0.02. Lodging Media may not be able to meet the requirement for a public listing or quotation of its common stock. Further, even if Lodging Media’s common stock is quoted or granted listing, a market for the common shares may not develop.

Use of proceeds
Lodging Media will receive all proceeds from the sale of the common stock. If all 10,000,000 common shares being offered are sold, the total gross proceeds to the Company would be $200,000. The Company intends to use the proceeds from this offering: (i) to continue development and testing of its website, estimated at $60,000 (ii) pay writers and data entry staff to populate the website with information and reviews of numerous online lodging websites, estimated at $37,000, (iii) to pay legal, accounting and transfer agent expenses contracts, estimated at $18,000, (iv) to market its website, estimated at $76,000 and (v) to setup Internet web servers and website hosting, estimated at $4,000 (vi) and administrative expenses estimated to cost $5,000. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at approximately $11,523 are being paid for by Lodging Media.

Termination of the offering
The offering will conclude when all 10,000,000 shares of common stock have been sold, or 180 days after this registration statement becomes effective with the Securities and Exchange Commission. Lodging Media may at its discretion extend the offering for an additional 90 days.

Terms of the offering	The Company’s president and vice president will sell the common stock upon effectiveness of this registration statement.

You should rely only upon the information contained in this prospectus. Lodging Media has not authorized anyone to provide you with information different from that which is contained in this prospectus. The Company is offering to sell shares of common stock and seeking offers only in jurisdictions where offers and sales are permitted. The information contained in here is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

Summary of Financial Information

The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with Management's Plan of Operations, the financial statements and the related notes thereto included elsewhere in this prospectus.

Balance Sheet	As of July 31, 2013 (unaudited)	As of October 31, 2012
Total Assets	$14,930	$40,000
Total Liabilities	$7,168	$240
Stockholder’s Equity	$7,762	$39,760

Operating Data	For the Nine Months Ended July 31, 2013 (unaudited)	September 25, 2012 (Date of Inception) to October 31, 2012
Revenue	none	none
Net Loss	$(45,198)	$(2,240)
Net Loss Per Share	$(0.01)	(0.00)

As shown in the financial statements accompanying this prospectus, Lodging Media had no revenues to date and has incurred only losses since its inception. The Company has no operations and has been issued a “going concern” opinion from their accountants, based upon the Company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

Emerging Growth Company

We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups (JOBS) Act.

We shall continue to be deemed an emerging growth company until the earliest of:

(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have elected not to opt out of the extended transition period for complying with any new or revised accounting standards pursuant to Section 107(b) of the JOBS Act.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year.  In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”.  Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports.  Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed and you may lose all or part of your investment.

The Company considers the following to be all known material risks to an investor regarding this offering. Lodging Media should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

Risks Related To Our Financial Condition

THERE IS SUBSTANTIAL DOUBT ABOUT LODGING MEDIA’S ABILITY TO CONTINUE AS A GOING CONCERN.

Our auditor’s report on our financial statements expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Since our officers may be unwilling or unable to loan or advance additional capital to Lodging Media, we believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plans. You may be investing in a Company that will not have the funds necessary to continue to deploy its business strategies. See “Audited Financial Statements - Auditors Report.”

As the Company has been issued an opinion by its auditors that substantial doubt exists as to whether the Company can continue as a going concern, it may be more difficult for the Company to attract investors.

WE ARE A DEVELOPMENT STAGE COMPANY. THE COMPANY ANTICIPATES OPERATING EXPENSES WILL INCREASE PRIOR TO EARNING REVENUE, AND WE MAY NEVER ACHIEVE PROFITABILITY.

The Company anticipates increases in its operating expenses, without realizing any revenues from its website. Within the next 12 months, these increases in expenses will be attributed to the cost of (i) administration and start-up costs, (ii) website development, (iii) advertising, (iv) legal and accounting fees at various stages of operation, (v) hiring editors and data entry staff to populate the website with content, listings and advertisements.

In funding the design and development of the website, the Company will incur significant financial losses in the foreseeable future. There is no history upon which to base any assumption as to the likelihood that the Company will prove successful. We cannot provide investors with any assurance that our website will attract users or advertisers. The website will have to be developed and populated with reviews, listings and content before it can generate any operating revenue or ever achieve profitable operations. If we are unable to address these risks, there is a high probability that our business will fail, which will result in the loss of your entire investment.

FAILURE TO RAISE ADDITIONAL CAPITAL TO FUND FUTURE OPERATIONS COULD HARM OUR BUSINESS AND RESULTS OF OPERATIONS.

Our current operating funds are not adequate for corporate existence over the next twelve months. Lodging Media, Inc.’s cash balance as of July 31, 2013 was $13,380. Lodging Media, Inc. will require additional financing in order to maintain its corporate existence and to implement its business plans and strategy.

We require significant capital over the next twelve months, to develop and test our website and pay editors and data entry staff to populate the website with information, listings and reviews about various lodging options. We will also require a significant amount of capital to advertise our website to attract users. If we are not successful in earning revenues once we have established our website, we may require additional financing to sustain business operations. Currently, we do not have any arrangements for financing and can provide no assurance to investors that we will be able to obtain financing when required. No assurance can be given that the Company will obtain access to capital markets in the future or that financing, adequate to satisfy the cash requirements of implementing our business strategies, will be available on acceptable terms. The inability of the Company to gain access to capital markets or obtain acceptable financing could have an adverse effect upon the results of its operations and upon its financial conditions.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any May 30.

Our status as an “emerging growth company” under the JOBS Act of 2012 may make it more difficult to raise capital as and when we need it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it.  Investors may be unable to compare our business with other companies in our industry if they believe that our reporting is not as transparent as other companies in our industry.  If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

Risks Related To This Offering

BECAUSE OUR MANAGEMENT IS INEXPERIENCED IN CONDUCTING AN OFFERING OF THIS TYPE, THE SALE OF THE COMPANY'S SHARES COULD BE HARMED.

Our management does not have any prior experience selling stock through a prospectus. With no direct training or experience in this area, our management may not be fully aware of many of the specific requirements related to the offering. As a result, our management may lack certain fundamental knowledge regards the distribution of this prospectus, rules and regulations and shall have to seek guidance from other professionals. Consequently, our costs may be raised, mistakes can be made and the sale of the Company’s shares could be harmed due to management’s lack of experience.

AS THERE IS NO MINIMUM PURCHASE REQUIREMENT IN CONECTION WITH THIS OFFERING, WE MAY NOT RECIEVE ENOUGH CAPITAL TO FUND OUR OPERATIONS.

The Company is not required to sell any specific number or dollar amount of securities and will receive all proceeds from the sale of the common stock. If we are able to only sell a small portion (under 25% of the 10,000,000 shares – see “Use of Proceeds”) or no shares at all, we may not be able to start the implementation our business plan and it may not even be sufficient to defray the costs of this offering.

Limited proceeds received from the sale of shares will cause us to go out of business and will result in the complete loss of your investment.

BUYERS WILL PAY MORE FOR OUR COMMON STOCK THAN THE PRO RATA PORTION OF THE ASSETS IS WORTH; AS A RESULT, INVESTING IN OUR COMPANY MAY RESULT IN AN IMMEDIATE LOSS.

The offering price and other terms and conditions regarding the company’s shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. The arbitrary offering price of $0.02 per common share as determined herein is substantially higher than the net tangible book value per share of our common stock. The Company’s assets do not substantiate a share price of $0.02. This premium in share price applies to the terms of this offering and does not attempt to reflect any forward looking share price subsequent to the company obtaining a listing on any exchange, or becoming quoted on the OTC Bulletin Board.

INVESTING IN THE COMPANY IS A HIGHLY SPECULATIVE INVESTMENT AND COULD RESULT IN THE LOSS OF YOUR ENTIRE INVESTMENT.

A purchase of the offered shares is significantly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of his or her entire purchase price. The business objectives of the Company are also speculative, and we may be unable to satisfy those objectives. The shareholders of the Company may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment in the Company. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business advisor and/or investment advisor.

SINCE WE ARE A DEVELOPMENT STAGE COMPANY, WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

IN THE EVENT THAT THE COMPANY’S SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERLY AFFECT THE PRICE AND LIQUIDITY OF THE COMPANY’S SHARES.

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

SINCE OUR COMPANY’S DIRECTORS CURRENTLY OWN 100% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FIND THAT OUR DIRECTORS DECISIONS ARE CONTRARY TO THEIR INTERESTS.

The Company’s directors own 100% of the outstanding shares and will own over 28.57% after this offering is completed, assuming all the shares in the offering are sold. As a result, they may be able to elect all of our directors and control the direction of the Company. The Company’s directors’ interests may differ from the interests of other stockholders. Factors that could cause their interests to differ from the interests of other stockholders include the impact of corporate transactions on the timing of business operations and his ability to continue to manage the business given the amount of time they are able to devote to the Company.

Exclusively, our directors will make all decisions regarding the management of the Company’s affairs. Purchasers of the offered shares may not participate in the management of the Company and, therefore, are dependent upon the management abilities of the Company’s directors. The only assurance that the shareholders of the Company, including purchasers of the offered shares, have that the Company’s directors will not abuse their discretion in executing the Company’s business affairs is their fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing. Accordingly, no person should purchase the offered shares unless that person is willing to entrust all aspects of management to the Company’s directors, or their successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of the Company’s management.

AS WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR INVESTORS' SUBSCRIPTIONS, IF WE FILE FOR BANKRUPTCY PROTECTION OR ARE FORCED INTO BANKRUPTCY PROTECTION, INVESTORS WILL LOSE THEIR ENTIRE INVESTMENT.

Invested funds for this offering will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection, or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

THERE IS NO MINIMUM NUMBER OF SHARES THAT MUST BE SOLD BY US FOR THE OFFERING TO CLOSE, AND THEREFORE WE MAY RECEIVE NO PROCEEDS OR VERY MINIMAL PROCEEDS FROM THE OFFERING.

There is no minimum number of shares that must be sold by us for the offering to close, and therefore we may receive no proceeds or very minimal proceeds from the offering. As such, potential investors may end up obtaining shares in our Company while our Company may not receive enough proceeds from the offering to begin our operations or where there may be no market for our shares.

IF WE DO NOT FILE A REGISTRATION STATEMENT ON FORM 8-A TO BECOME A MANDATORY REPORTING COMPANY UNDER SECTION 12(G) OF THE SECURITIES EXCHANGE ACT OF 1934, WE WILL NOT BE REQUIRED TO MAKE DISCLOSURE FILINGS WITH THE SEC AND WILL NOT BE SUBJECT TO THE PROXY STATEMENT REQUIREMENTS.  ADDITIONALLY OUR OFFICERS, DIRECTORS AND 10% STOCKHOLDERS WILL NOT BE REQUIRED TO SUBMIT REPORTS TO THE SEC ON THEIR STOCK OWNERSHIP AND STOCK TRADING ACTIVITY, ALL OF WHICH COULD REDUCE THE VALUE OF YOUR INVESTMENT AND THE AMOUNT OF PUBLICLY AVAILABLE INFORMATION ABOUT US.

As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission through October 31, 2013, including a Form 10-K for the year ended October 31, 2013, assuming this registration statement is declared effective before that date. While we are a Section 15(d) filer and until we become a fully reporting company we are not subject to the Proxy Rules outlined in Section 14 of the Exchange Act and are therefore not required to file proxy statements with the Securities and Exchange Commission.  Additionally, our reporting obligations pursuant to Section 15(d) will be suspended while we have a class of securities registered under Section 12 or, if on the first day of any fiscal year other than the fiscal year in which a Securities Act registration statement became effective, there are fewer than 300 record holders of the class of securities offered under the Securities Act registration statement. At or prior to October 31, 2013 we intend to voluntarily file a registration statement on Form 8-A which will subject us to all of the reporting requirements of the 1934 Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity.

We are not required under Section 12(g) or otherwise to become a mandatory 1934 Act filer unless we have more than 2,000 (500 non-accredited) shareholders and total assets of more than $10 million on October 31, 2013. If we do not file a registration statement on Form 8-A at or prior to October 31, 2013, we plan to continue as a reporting company, but will not be subject to the proxy statement requirements of the 1934 Act, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity.

Risks Related to Investing in Our Company

BECAUSE OUR MANAGEMENT IS INEXPERIENCED IN OPERATING LODGING MEDIA'S BUSINESS, OUR BUSINESS PLAN MAY FAIL.

Our management does not have any specific training in running an Internet business. With no direct training or experience in this area, our management may not be fully aware of many of the specific requirements related to working within this industry. As a result, our management may lack certain skills that are advantageous in managing our company. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry.

OUR SENIOR MANAGEMENT HAS NEVER MANAGED A PUBLIC COMPANY.

The individuals who now constitute our senior management have never had responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. There can be no assurance that our senior management will be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements. Further, this could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act of 2002. Our failure to do so could lead to the imposition of fines and penalties and further result in the deterioration of our business.

THE LOSS OF THE SERVICES OF OUR EXECUTIVE OFFICERS AND SENIOR MANAGEMENT WOULD DISRUPT OUR OPERATIONS AND INTERFERE WITH OUR ABILITY TO COMPETE.

We depend upon the continued contributions of our executive officers and senior management. We only have two employees, our President, Secretary, Treasurer and Director, Joao Neto, and our Vice President and Director, Jonas da Silva. They handle all of the responsibilities in the area of corporate administration, business development and research. We do not carry key person life insurance on any of their lives and the loss of services of any of these individuals could disrupt our operations and interfere with our ability to compete with others.

OUR DIRECTORS AND OFFICERS WILL ALLOCATE SOME PORTION OF THEIR TIME TO OTHER BUSINESSES THEREBY NOT PROVIDING OUR COMPANY’S AFFAIRS WITH THEIR COMPLETE EFFORT AND ATTENTION.

Our directors and officers are not required to commit his full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. They are not obligated to devote any specific number of hours to our affairs, but it is estimated that Mr. Neto will devote 20 hours per week and Mr. da Silva will devote approximately 10 hours per week to our business.

Since our directors and officers have other obligations, we will not receive their full effort and attention and this may have a negative effect on our corporate development.  If their other activities require them to devote more substantial amounts of time, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to pursue our business plan.

OUR DIRECTORS AND OFFICERS OPERATE BUSINESSES POTENTIALLY COMPETITIVE WITH OUR OWN, WHICH MAY RESULT IN CONFLICTS OF INTEREST OR THE LOSS OF OPPORTUNITIES FOR OUR BUSINESS.

Our directors and officers provide their services to our Company on a non-exclusive basis.  Each of them concurrently provides consulting services to third parties, offering short term for-rent-by-owner homes.  Because our directors and officer are engaged in business activities which are potentially competitive with our own, they may become aware of business opportunities which may be appropriate for presentation to our Company and to any other entities to which they owe a fiduciary duty.  Accordingly, our directors and officers may face conflicts of interest in determining to which entity a given business opportunity should be presented.  We cannot assure anyone that these conflicts will be resolved in our favor.  Similarly, we cannot assure anyone that these conflicts will not negatively impact the development of our business.  Furthermore, under the Nevada Corporate Law, our directors and officers are protected from liability for breaches of duty of care, loyalty and good faith, even where they have improperly benefited personally from a transaction.  Accordingly, neither we nor our shareholders will have significant recourse in the event that a conflict of interest is not appropriately resolved.

ALL OF OUR DIRECTORS AND OFFICERS ARE OUTSIDE THE UNITED STATES, WITH THE RESULT THAT IT MAY BE DIFFICULT FOR INVESTORS TO ENFORCE WITHIN THE UNITED STATES ANY JUDGMENTS OBTAINED AGAINST US OR ANY OF OUR DIRECTORS OR OFFICERS.

We do not currently maintain a permanent place of business within the United States. In addition, all of our directors and officers are nationals and/or residents of Brazil, and all or a substantial portion of such persons’ assets are located outside the United States, in Brazil. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies under U.S. federal securities laws against them.

WE MAY NOT BE ABLE TO FIND SUITABLE CONTENT WRITERS AND WEBSITE DEVELOPERS AT AN ACCEPTABLE COST.

Lodging Media will contract website developers and writers to create the www.for-rent-by-owner.biz website. Due to the current demand for skilled technological developers, we run the risk of not being able to find suitable personnel and an acceptable price. We would also need to ensure that the candidates are adequately qualified to develop a website that is user friendly, free of errors and seamless in design. We will need to fill the website with comprehensive information and reviews about a large number of lodging options. Without these developers and writers we have no way of completing the website, which is the most important aspect of our business development.

WE MAY NOT BE ABLE TO MARKET OUR WEBSITE SUCCESSFULLY.

The Internet lodging industry, specifically, and the provision of online content in general, are extremely competitive. There are currently numerous other websites on the Internet who offer a similar service to that being offered by Lodging Media. A clear marketing plan will have to be put into effect in order to establish a firm client base and to get our website known in the marketplace. If we fail to develop an efficient marking plan, and if we are unable to market our website successfully to the consumer, we will be unable to sustain business operations.

WE WILL NEED TO ATTRACT A LARGE NUMBER OF USERS IN ORDER TO ACHIEVE PROFITABILITY.

We expect to generate the majority of our revenues through advertising and listing fees, and user referral agreements.  Internet advertising and listing fees and referral revenues are related, in large part, to the number of visitors a website received on a daily basis. The number of users necessary to attract advertisers will be determined through discussions with the potential advertisers and their input as to whether we can obtain revenues from advertisements and listings based upon the total numbers at that time.  In order to achieve profitability, we will need to attract a large number of users and listings, on an ongoing basis, to our website. After using our website and reviewing the information it provides, users may choose a lodging option listed and not return to our site.  In order to maximize advertising and listing revenue, we will need to consistently attract new users to our site.  Failure to do so on a cost effective basis may harm our revenues.

THE CHANGING INDUSTRY REQUIRES EXPANSION AND CONSTANT UPLODGING OF OUR WEBSITE.

The Internet and the online commerce industry are characterized by rapid technological change that could render our existing website obsolete. The development of our website entails significant technical and business risks. We can give no assurance that we will successfully use new technologies effectively or adapt our website to customer requirements or needs. If our management is unable, for technical, legal, financial, or other reasons, to adapt in a timely manner in response to changing market conditions or customer requirements, we may never become profitable which may result in the loss of all or part of your investment.

OUR COMPETITION, INCLUDING THE INTRODUCTION OF NEW PRODUCTS OR SERVICES BY OUR COMPETITORS, COULD HAVE AN EFFECT ON OUR SUSTAINABILITY.

We are unable to control the timing of announcements or introductions of new or enhanced services by our competitors. For example, many of our current and potential competitors have longer operating histories, may have significantly greater financial, technical, marketing and other resources and larger customer bases than us. Our competitors may develop services that are superior to, or have greater market acceptance than our services. As this industry is constantly changing, we would have to follow the trends of our competitors in order to stay current in the marketplace. Depending on the timing of the changes, we may not have the capital available to make the improvements, and may lose a customer base due to our lack of offerings. The loss of too many customers will result in a loss of revenues and could ultimately lead to the end of operations.

IF WE DO NOT GENERATE ENOUGH LISTING AND ADVERTISING REVENUE OR REFERRAL COMMISSIONS, THEN WE MAY FAIL TO ACHIEVE PROFITABILITY. CONSEQUENTLY, INVESTORS COULD LOSE THEIR ENTIRE INVESTMENT.

We have not yet begun the initial stages of selling listings or advertising on our website. Therefore, we lack the means to evaluate whether we will be able to meet our sales objectives. Based upon current plans, we expect to incur operating losses in future periods due to the expenses associated with developing and marketing our website. As detailed in the above risk factors, we will incur these loses before the Company generates listing, advertising or referral commission revenues.

As of the date of this prospectus, we have not earned any revenue. Failure to generate revenue will cause us to go out of business and will result in the complete loss of your investment.

WE MAY FACE LIABILITY FOR INFORMATION DISPLAYED ON OR ACCESSIBLE VIA OUR WEBSITE, AND FOR OTHER CONTENT AND COMMERCE-RELATED ACTIVITIES, WHICH COULD REDUCE OUR NET WORTH AND WORKING CAPITAL AND INCREASE OUR OPERATING LOSSES.

We could face claims for errors, defamation, negligence or copyright or trademark infringement based on the nature and content of information displayed on or accessible via our website, which could adversely affect our financial condition. Even to the extent that claims made against us do not result in liability, we may incur substantial costs in investigating and defending such claims.

We may be subject to liability based on statements made and actions taken as a result of participation in lodging reviews and listings by our registered users. We may allow users to post reviews of lodging options.  As a result of unfavorable reviews, there is a risk that the operators of the lodging services being reviewed might take some sort of action against us.  We intend to provide links to a large number of lodging websites, the specific ones to be determined at the time we develop our site.  While these links should be welcome by the individual operators, we don’t intend to approach them all individually and obtain their written consent to use their logo on our site.

Based on links we provide to third-party websites, we could also be subject to claims based upon online content we do not control that is accessible from our website.

Our insurance, if any, may not cover all potential claims to which we are exposed or may not be adequate to indemnify us for all liabilities that may be exposed. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage would reduce our net worth and working capital and increase our operating losses.

ANY INTELLECTUAL PROPERTY RIGHTS WE DEVELOP MAY BE VALUABLE AND ANY INABILITY TO PROTECT THEM COULD REDUCE THE VALUE OF OUR PRODUCTS, SERVICES AND BRAND.

Any trademarks, trade secrets, copyrights and other intellectual property rights that we develop will be important assets to us. Any summaries or reviews we write ourselves will be available for copyright protection.  In addition, if we develop a logo, we may seek trademark protection for it. There can be no assurance that the protections provided by these intellectual property rights will be adequate to prevent our competitors from misappropriating our technology or that our competitors will not independently develop technologies that are substantially equivalent or superior to our technology. There are events that are outside our control that could pose a threat to our intellectual property rights. Additionally, protecting our intellectual property rights is costly and time consuming. Any increase in the unauthorized use of our intellectual property could make it more expensive to do business and harm our operating results.

WE MAY BE SUBJECT TO INTELLECTUAL PROPERTY RIGHTS CLAIMS IN THE FUTURE, WHICH MAY BE COSTLY TO DEFEND, COULD REQUIRE THE PAYMENT OF DAMAGES AND COULD LIMIT OUR ABILITY TO USE CERTAIN TECHNOLOGIES IN THE FUTURE.

Companies in the Internet, technology and media industries own large numbers of patents, copyrights, trademarks and trade secrets and frequently enter into litigation based on allegations of infringement or other violations of intellectual property rights. As we face increasing competition, the possibility of intellectual property rights claims increases. Our technologies may not be able to withstand any third-party claims or rights against their use. Any intellectual property claims, with or without merit, could be time consuming, expensive to litigate or settle and could divert management resources and attention. An adverse determination also could prevent us from offering our products and services to others and may require that we procure substitute products or services for these members.

With respect to any intellectual property rights claim, we may have to pay damages or stop using technology found to be in violation of a third party’s rights. We may have to seek a license for the technology, which may not be available on reasonable terms and may significantly increase our operating expenses. The technology also may not be available for license to us at all. As a result, we may also be required to develop alternative non-infringing technology, which could require significant effort and expense. If we cannot license or develop technology for the infringing aspects of our business, we may be forced to limit our product and service offerings and may be unable to compete effectively. Any of these results could harm our brand and operating results.

OUR TECHNICAL SYSTEMS ARE VULNERABLE TO INTERRUPTION AND DAMAGE THAT MAY BE COSTLY AND TIME-CONSUMING TO RESOLVE AND MAY HARM OUR BUSINESS AND REPUTATION.

A disaster could interrupt our services for an indeterminate length of time and severely damage our business, prospects, financial condition and results of operations. Our systems and operations will be vulnerable to damage or interruption from fire, floods, network failure, hardware failure, software failure, power loss, telecommunication failures, break-ins, terrorism, war or sabotage, computer viruses, denial of service attacks, penetration of our network by unauthorized computer users and “hackers” and other similar events, and other unanticipated problems.

We may not have developed or implemented adequate protections or safeguards to overcome any of these events. We may also not have anticipated or addressed many of the potential events that could threaten or undermine our technology network. Any of these occurrences could cause material interruptions or delays in our business, result in the loss of data or render us unable to provide services to our consumers. In addition, if anyone can circumvent our security measures, he or she could destroy or misappropriate valuable information or disrupt our operations. Our insurance, if any, may not be adequate to compensate us for all the losses that may occur as a result of a catastrophic system failure or other loss, and our insurers may decline to do so for a variety of reasons.

If we fail to address these issues in a timely manner, we may lose the confidence of our online advertisers, and our revenue may decline and our business could suffer.

WE WILL RELY ON AN OUTSIDE FIRM TO HOST OUR SERVERS, AND A FAILURE OF SERVICE BY THESE PROVIDERS COULD ADVERSELY AFFECT OUR BUSINESS AND REPUTATION.

We will rely upon a third party provider to host our main server. Currently, we do not have such an agreement in place, but the wide availability of such services leads us to believe that securing such an agreement will be relatively straightforward.

In the event that these providers experience any interruption in operations or cease operations for any reason or if we are unable to agree on satisfactory terms for continued hosting relationships, we would be forced to enter into a relationship with other service providers or assume hosting responsibilities ourselves. If we are forced to switch hosting facilities, we may not be successful in finding an alternative service provider on acceptable terms or in hosting the computer server ourselves. We may also be limited in our remedies against these providers in the event of a failure of service. A failure or limitation of service or available capacity by any of these third party providers could adversely affect our business and reputation.

Risks Related to Investing in Our Industry

OUR BUSINESS DEPENDS IN PART ON THE GROWTH AND MAINTENANCE OF THE INTERNET AND TELECOMMUNICATIONS INFRASTRUCTURE.

The success of our business depends in part on the continued growth and maintenance of the Internet and telecommunication infrastructure. This includes maintaining a reliable network backbone with the necessary speed, data capacity and security for providing reliable Internet services. Internet infrastructure may be unable to support the demands placed on it if the number of Internet users continue to increase or if existing or future Internet users access the Internet more often or increase their bandwidth requirements. We have no control over the providers of access services to the Internet. Interruptions, delays or capacity problems with any points of access between the Internet and our websites could adversely affect our ability to provide services to users of our websites. The temporary or permanent loss of all or a portion of our services on the Internet, the Internet infrastructure generally, or our users’ ability to access the Internet, could have a material adverse effect on our business, results of operations, financial condition and the trading price of our common stock.

GOVERNMENT REGULATION COULD ADVERSELY AFFECT OUR BUSINESS PROSPECTS.

We do not know with certainty how existing laws governing issues such as property ownership, copyright and other intellectual property issues, taxation, illegal content, retransmission of media, personal privacy and data protection will apply to the Internet or to the distribution of proprietary content over the Internet. Most of these laws were adopted before the advent of the Internet and related technologies and therefore do not address the unique issues associated with the Internet and related technologies. Depending on how these laws developed and are interpreted by the judicial system, they could have the effect of:

●	limiting the growth of the Internet;
●	creating uncertainty in the marketplace that could reduce demand for our products and services;
●	increasing our cost of doing business;
●	exposing us to significant liabilities associated with content distributed or accessed through our products or services; or
●	leading to increased product and applications development costs, or otherwise harm our business.

TECHNOLOGICAL INNOVATIONS CHANGE VERY QUICKLY AND OUR WEBSITE MAY BECOME OBSOLETE IF WE ARE UNABLE TO UPDATE OUR WEBSITE TO KEEP UP WITH TECHNOLOGICAL INNOVATIONS.

New innovations may result in our website becoming obsolete very quickly. Developers, content writers and data entry staff would be needed to be on contract at all times to ensure that the website is kept up to date with the latest information, trends in the industry, and in the technology powering the website. This could be very costly and if upgrades are required more often than initially anticipated, we may not have the finances available to continue operations.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This prospectus contains forward-looking statements, which relate to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts” or “potential” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” beginning on page 8 that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.  The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
Gross proceeds	$50,000	$100,000	$150,000	$200,000

Legal & Accounting	5,000	8,000	14,000	16,000
Transfer Agent	1,000	1,000	2,000	2,000
Total	$6,000	$9,000	$16,000	$18,000

WEBSITE, SALES, MARKETING & ADVERTISING
Website Development and Testing	17,000	30,000	41,000	60,000
Webservers / Hosting	1,000	2,000	3,000	4,000
SEO	14,000	38,000	56,000	76,000
Total	$32,000	$70,000	$100,000	$140,000

ADMINISTRATION EXPENDITURES
Office, phone and Internet	1,500	2,500	4,000	5,000
Writers and Data Entry	10,500	18,500	30,000	37,000
Total	$12,000	$21,000	$34,000	$42,000

TOTALS	$50,000	$100,000	$150,000	$200,000

The above figures represent only estimated costs.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, any historical earnings or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering.  Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered.  Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

The historical net tangible book value as of October 31, 2012 was $39,760 or approximately $0.0099 per share.  Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of October 31, 2012.

The following table sets forth as of October 31, 2012, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 10%, 25%, 50%, 75% or 100% of the offering, after deduction of offering expenses payable by us, assuming a purchase price in this offering of $0.02 per share of common stock.

Percent of Shares Sold from Maximum Offering Available	25%	50%	75%	100%
Offering price per share	0.02	0.02	0.02	0.02
Post offering net tangible book value	89,760	139,760	189,760	239,760
Post offering net tangible book value per share	0.0138	0.0155	0.0165	0.0171
Pre-offering net tangible book value per share	0.0099	0.0099	0.0099	0.0099
Increase (Decrease) in net tangible book value per share after offering	0.0039	0.0056	0.0066	0.0072
Dilution per share	0.0062	0.0055	0.0045	0.0029
% dilution	31%	27.5%	22.5%	14.5%
Capital contribution by purchasers of shares	50,000	100,000	150,000	200,000
Capital Contribution by existing stockholders	40,000	40,000	40,000	40,000
Percentage capital contributions by purchasers of shares	56%	71%	79%	83%
Percentage capital contributions by existing stockholders	44%	29%	21%	17%
Gross offering proceeds	$50,000	$100,000	$150,000	$200,000
Anticipated net offering proceeds	$38,477	$88,477	$138,447	$188,477
Number of shares after offering held by public investors	2,500,000	5,000,000	7,500,000	10,000,000
Total shares issued and outstanding	6,500,000	9,000,000	11,500,000	14,000,000
Purchasers of shares percentage of ownership after offering	38.5%	55.6%	65.2%	71.4%
Existing stockholders percentage of ownership after offering	61.5%	44.4%	34.8%	28.6%

PLAN OF DISTRIBUTION

4,000,000 common shares are issued and outstanding as of the date of this prospectus. The Company is offering a maximum of 10,000,000 shares of its common stock on a “best efforts” basis at a fixed price of $0.02 per share any funds raised from this offering will be immediately available to us for our use. There will be no refunds. The offering will terminate the earlier of when all 10 million shares offered hereby are sold or 180 days after this registration statement is declared effective by the Securities and Exchange Commission and may be extended for an additional 90 days if we choose to do so. There is no minimum number of shares that we have to sell in this offering. All money we receive from the offering will be immediately appropriated by us for the uses set forth in the Use of Proceeds section of this prospectus. No funds will be placed in an escrow account during the offering period and no money will be returned once the subscription has been accepted by us.

Only after the Securities and Exchange Commission declares our registration statement effective, do we intend to distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in our company and in a possible investment in the offering.

We intend to sell the shares in this offering through Joao Neto, one of our directors and our Chief Executive Officer, and Jonas da Silva, the other of our directors and our Vice President.  Joao Neto and Jonas da Silva will not receive any compensation for offering or selling the shares.

Once the registration statement is effective, Joao Neto and Jonas da Silva will contact individuals and corporations with whom they have an existing or past pre-existing business or personal relationship and will attempt to sell them the shares. Upon being declared publicly reporting and upon completion of this Offering, we may consult with financial advisors to explore additional means of raising capital, including potentially by selling additional shares.

Description of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock, with a par value of $0.001 per share. As of September 23, 2013, there were 4,000,000 shares of our common stock issued and outstanding held by two holders of record of our common stock.

Voting Rights

Each share of common stock entitles the holder to one vote on all matters submitted to a vote of the stockholders including the election of directors. Except as otherwise required by law the holders of our common stock possess all voting power. According to our bylaws, in general, each director is to be elected by a majority of the votes cast with respect to the directors at any meeting of our stockholders for the election of directors at which a quorum is present. According to our bylaws, in general, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on any matter (which shares voting affirmatively also constitute at least a majority of the required quorum), except for the election of directors, is to be the act of our stockholders. Our bylaws provide that stockholders holding at least 10% of the shares entitled to vote, represented in person or by proxy, constitute a quorum at the meeting of our stockholders. Our bylaws also provide that any action which may be taken at any annual or special meeting of our stockholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Our articles of incorporation and bylaws do not provide for cumulative voting in the election of directors. Because the holders of our common stock do not have cumulative voting rights and directors are generally to be elected by a majority of the votes casts with respect to the directors at any meeting of our stockholders for the election of directors, holders of more than fifty percent, and in some cases less than 50%, of the issued and outstanding shares of our common stock can elect all of our directors.

Dividends

The holders of our common stock are entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. We do not anticipate that dividends will be paid in the foreseeable future.

As of the date of this prospectus, we have not paid any dividends to shareholders. The declaration of any future dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Miscellaneous Rights and Provisions

In the event of our liquidation or dissolution, whether voluntary or involuntary, each share of our common stock is entitled to share ratably in any assets available for distribution to holders of our common stock after satisfaction of all liabilities.

Our common stock is not convertible or redeemable and has no pre-emptive, subscription or conversion rights. There are no conversions, redemption, sinking fund or similar provisions regarding our common stock. Our common stock, after the fixed consideration thereof has been paid or performed, are not subject to assessment, and the holders of our common stock are not individually liable for the debts and liabilities of our company.

Our bylaws provide that our board of directors may amend our bylaws by a majority vote of our board of directors including any bylaws adopted by our stockholders, but our stockholders may from time to time specify particular provisions of these bylaws, which must not be amended by our board of directors. Our current bylaws were adopted by our board of directors. Therefore, our board of directors can amend our bylaws to make changes to the provisions relating to the quorum requirement and votes requirements to the extent permitted by the Nevada Revised Statutes.

Anti-Takeover Provisions

Some features of the Nevada Revised Statutes, which are further described below, may have the effect of deterring third parties from making takeover bids for control of our company or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid. Our articles of incorporation and bylaws exempt our common stock from these provisions.

Acquisition of Controlling Interest

The Nevada Revised Statutes contain provisions governing acquisition of controlling interest of a Nevada corporation. These provisions provide generally that any person or entity that acquires certain percentage of the outstanding voting shares of a Nevada corporation may be denied voting rights with respect to the acquired shares, unless the holders of a majority of the voting power of the corporation, excluding shares as to which any of such acquiring person or entity, an officer or a director of the corporation, and an employee of the corporation exercises voting rights, elect to restore such voting rights in whole or in part. These provisions apply whenever a person or entity acquires shares that, but for the operation of these provisions, would bring voting power of such person or entity in the election of directors within any of the following three ranges:

●   20% or more but less than 33 1/3%;
●   33 1/3% or more but less than or equal to 50%; or
●   more than 50%.

The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from these provisions through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws exempt our common stock from these provisions.

Articles of Incorporation and Bylaws

There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our company and that would operate only with respect to an extraordinary corporate transaction involving our company or any of our subsidiaries, such as merger, reorganization, tender offer, sale or transfer of substantially all of its assets, or liquidation.

Stock Transfer Agent

Our transfer agent is Transhare Corporation, 4626 South Broadway, Englewood, CO 80113 and its phone number is (303) 662-1112.

Interest of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The validity of the shares of our common stock offered under this prospectus is being passed upon for us by Michael Morrison, Esq.  Michael Morrison, Esq. does not own any shares of our common stock.

The financial statements of our company included in this prospectus, for the period from September 25, 2012 (Inception) through October 31, 2012 have been audited by Liggett, Vogt & Webb, P.A., certified public accountants, and are included in reliance upon such reports given upon the authority of Liggett, Vogt & Webb, P.A. as experts in accounting and auditing.

INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

Business Development

We were incorporated in the state of Nevada on September 25, 2012 and our principal business address is Rua Leopoldo Miguez, 159, Rio de Janeiro, Brazil, 22060-020. Our telephone and fax number is +55-21-6937-3056. Our United States and registered office is located at 9120 Double Diamond Parkway, Reno, Nevada 89521, telephone number (775) 883-8484. We have established a fiscal year end of October 31. The objective of this corporation is to develop an Internet website that will operate as an online marketplace for the short term for-rent-by-owner property industry. The sale of varying levels of the shares offered will affect the operations and activities contemplated below. After the completion of the offering, management will determine how to best allocate the proceeds received.

We plan to enter into the market with an information rich website that functions as an online marketplace for the short term for-rent-by-owner property industry. Short term for-rent-by-owner rentals are fully furnished, privately owned residential properties, including homes, condominiums, apartments, and villas, that property owners and managers rent to the public on a nightly, weekly or monthly basis. We intend to focus our initial marketing efforts on the Brazilian market, followed by South America, Europe, Asia and North America, in order of priority.  We have selected Brazil as the focus of our initial marketing efforts because of its popularity as a global tourist destination, and in order to capitalize on the regional expertise of our officers and directors.  However, we do not intend to geographically limit access to our website or services at any time.  As our geographic coverage expands, our marketplace will bring together travelers seeking short term rentals online with owners and managers of short term rental properties located around the world.

The Company has reserved the domain name www.for-rent-by-owner.biz . The Company’s website will allow users to compare the features, benefits and costs of a large number of properties available for short-term rental.   Plans for the website include a search feature allowing users to view lists of properties sorted by various categories including, but not limited to, geographical location, dates available, price, size, number of rooms, beds, amenities, restrictions, property condition, type and style, video tour, etc.

We also intend to offer discussion forums where visitors to our website can view feedback, tips, travel advice and ideas of how to get the most out of their property rental experience. Only registered users, clients who have rented property through our Company, will have the ability to post to our discussion forums. We may offer users the option to opt into promotional e-mails which we would then be able to send on a targeted basis on behalf of the Company and advertisers in order to increase our revenue opportunities. We plan to provide customized reviews of these various properties summarizing, if the information is available, feedback from previous occupants, and any promotions or specials the owner is offering.

We intend to generate revenue primarily through paid listings and enhanced listing features, including but not limited to, cross-sell listings or bundles, tiered pricing, and featured listings. Generally, it is anticipated that paid listings will be purchased in advance by property owners or managers as a form of advertising to promote their short term for-rent-by-owner rentals to prospective travelers on our website, typically for one year. Paid listings will appear in search results on our website when travelers search for short term for-rent-by-owner properties based on location, type of property, size or other criteria. In addition, the Company intends to generate revenue through the promotion of special offers and deals, development of a reservation management system, and features to help owners better manage their properties.

The scope of the first version of our website will primarily be determined by the success of this offering.  Currently, we are compiling a data base of properties available for short-term rental and we intend to add additional listings as our services are utilized. We intend to provide detailed information and reviews of these properties as we expand our data base. We cannot precisely estimate how many properties will be made available at our website.

Management expects to have to invest in ongoing development, maintenance and expansion of the Company’s website in order to remain competitive.  The scope of the ongoing development of the website will be determined by the revenue generated and potentially by future financing opportunities. The Company has not yet implemented its business model and to date has generated no revenues.

Lodging Media has no plans to change its business activities or to combine with another business and is not aware of any circumstances or events that might cause this plan to change.

Market Opportunity

The global short-term rental industry is large and growing, but also fragmented and inefficient. We expect to grow and benefit from the network effect of having both a broad selection of short term for-rent-by-owner property listings and a large audience of travelers. A broad selection of short term for-rent-by-owner property listings attracts more travelers and a large audience of travelers in turn attracts more short term for-rent-by-owner listings from property owners and managers. A broad selection of listings helps travelers find the right short term for-rent-by-owner property for them and a large audience of travelers helps owners and managers ensure their properties are booked.

Our ability to generate revenue will depend largely on the number of paid listings, generating revenue per listing and generating other revenues from other products and services through our marketplace. We believe that the growing awareness of short term for-rent-by-owner properties as a favorable alternative to hotels has and will continue to support the establishment of our business.

The market to provide listing, searching and marketing services for the short-term rental industry is highly competitive and fragmented with limited barriers to entry. Each of the services that we intend to provide to property owners, managers and travelers is currently available to property owners, managers and travelers by other companies that will compete with us. Furthermore, short-term rentals are not typically marketed exclusively through any single channel and it is not anticipated that our listing agreements will be exclusive. Accordingly, our competitors could aggregate a set of listings similar to ours. We believe we will compete primarily on the basis of the quantity of our listings, the quality of the direct relationships we will have with property owners and managers, the volume of travelers who will visit our websites, the number of inquiries that will be provided to our property owners and managers, the global diversity of the rentals that will be available on our websites, the quality of our websites, customer service, brand identity, the success of our marketing programs, and price.

Marketing

Our ability to generate advertising and listing revenue will be due in large part to our ability to get traffic to our website.  A key aspect of generating traffic is a website’s ranking in the major search engines, particularly Google.   Our initial marketing efforts will focus on getting our website ranked as highly as possible in the major search engines.  This will include various search engine optimization (SEO) techniques such as the use of meta tags throughout our website, internal linking to optimize the ability of search engines to ‘spider’ our website and soliciting back links, whereby other websites link to ours. We will be dependent on an SEO company, or independent contractors, to perform such SEO techniques.

We expect that the amount of money we spend on marketing to increase proportionately with the amount of money we raise on this offering.  We therefore expect the effectiveness of such efforts to also increase proportionately with the success of this offering.  The amount of search engines in which our website is registered, the speed of such registration and the additional content such as articles, blogs and other back link strategies offered by SEO companies that affect search engine ranking will likely be affected by the success of this offering.  We cannot predict precisely how each of these aspects will be affected at varying levels of the shares sold.  We intend to outsource SEO functions irrespective of the amount of shares sold.

We may also engage the services of an SEO company to help build our ranking in the search engines.  Many such companies exist and offer various services to help a websites’ search engine ranking.  Specific allocation of marketing funds will occur based on the success of this offering.

Some search engines determine ranking in part by the amount of relevant content a website has in relation to the associated search term.  We intend to launch our website with a large number of short term for-rent-by-owner listings. We intend to continue to increase the number of listings on our site, and also the user reviews, feedback and related discussions in the forums we plan to offer.

We may also use other forms of indirect and direct marketing as well as telesales to reach owners and professional property managers.

Content

A key way by which we intend to distinguish our website is the breadth and depth of our content and information about short term for-rent-by-owner listings and the various services offered by property owners. After we create the back end database infrastructure for our website at www.for-rent-by-owner.biz, we intend to retain both data entry and editorial staff to populate our website with information and reviews about the large number of short term for-rent-by-owner properties available. The Company’s website will allow users to compare the features, benefits and costs of a large number of properties available for short-term rental.   Plans for the website include a search feature allowing users to view lists of properties sorted by various categories including, but not limited to, geographical location, dates available, price, size, number of rooms, beds, amenities, restrictions, property condition, type and style, video tour, etc.

The Company will seek to connect homeowners and property managers with travelers who seek the space, value and amenities of short term rentals as an alternative to hotels.  We intend that our Company’s website will have a large and diverse selection of houses, condos and apartments from around the world with detailed property descriptions, photos and list of amenities and nearby attractions.  We intend to focus our initial marketing efforts on the Brazilian market, followed by South America, Europe, Asia and North America, in order of priority.  We have selected Brazil as the focus of our initial marketing efforts because of its popularity as a global tourist destination, and in order to capitalize on the regional expertise of our officers and directors.  However, we do not intend to geographically limit access to our website or services at any time.  As our geographic coverage expands, our marketplace will bring together travelers seeking short term rentals online with owners and managers of short term rental properties located around the world. Our website will connect homeowners/ property managers with travelers who prefer short term rentals over hotels. The site will be free to use for travelers while homeowners will pay an annual subscription fee to advertise their property. We are currently in the process of soliciting bids for the design and development of our website.

Intellectual Property

We intend, in due course, subject to legal advice, to apply for trademark protection and/or copyright protection in the United States and other jurisdictions. In that regard, any summaries or reviews we write ourselves will be available for copyright protection.  In addition, if we develop a logo, we may seek trademark protection for it.

We intend to aggressively assert our rights trademark and copyright laws to protect our intellectual property, including product technology, product research and concepts and recognized trademarks. These rights are protected through the acquisition of trademark registrations, the maintenance of copyrights, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks and copyrights will protect our proprietary information, we intend to assert our intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our Company, management believes that the protection of our intellectual property rights is a key component of our operating strategy.

Regulatory Matters

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations. We are subject to the laws and regulations of those jurisdictions in which we plan to sell advertising, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Employees and Employment Agreements

As the date of this prospectus, Lodging Media has no permanent staff other than its President, Joao Neto, and Vice President Jonas da Silva. Mr. Joao Neto is employed elsewhere and has the flexibility to work on Lodging Media up to 20 hours per week. He is prepared to devote more time to our operations as may be required and as our finances permit. Mr. Jonas da Silva is also employed elsewhere and has the flexibility to work on Lodging Media up to 10 hours per week. He is prepared to devote more time to our operations as may be required and as our finances permit. Neither is being paid at present by Lodging Media.

Currently, we have not entered into an employment agreement with our President, Joao Neto, or our Vice President Jonas da Silva. The Company presently does not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, the Company may adopt plans in the future. Management does not plan to hire additional employees at this time. Depending on the success of this offering we plan to retain web development, data entry and editorial staff initially on a contract basis.  Our two officers and director will be responsible for the initial operations management. Once the Company launches its Internet website, it may hire a full time website operations manager and a content manager. If we elect not to hire a full time website operations manager and content manager, we will retain a web development firm that will also be able to provide ongoing content management services; in the alternative, we may also elect to contract a third-party.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like “believe”, “expect”, “estimate”, “anticipate”, “intend”, “project” and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operation

Over the 12 month period from the completion of our offering, if we have raised enough funds, we intend to design, launch and market our website. Management believes that selling 25% of proposed offering will constitute sufficient funds to set its business plan in motion. If we raise less than the required 25%, we will not be able to implement our business plan and we will spend the funds on maintaining our reporting status and attempting to raise additional capital.  We intend to use all the proceeds from the offering over the 12 month period after completion thereof. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
Gross proceeds	$50,000	$100,000	$75,000	200,000

Legal & Accounting	5,000	8,000	14,000	16,000
Transfer Agent	1,000	1,000	2,000	2,000
Total	$6,000	$9,000	$16,000	$18,000

WEBSITE, SALES, MARKETING & ADVERTISING
Website Development and Testing	17,000	30,000	41,000	60,000
Webservers / Hosting	1,000	2,000	3,000	4,000
SEO	14,000	38,000	56,000	76,000
Total	$32,000	$70,000	$100,000	$140,000

ADMINISTRATION EXPENDITURES
Office, phone and Internet	1,500	2,500	4,000	5,000
Writers and Data Entry	10,500	18,500	30,000	37,000
Total	$12,000	$21,000	$34,000	$42,000

TOTALS	$50,000	$100,000	$150,000	$200,000

Within 90 days of the completion of our offering, the Company intends to begin its hiring of website developers. We will develop a specification list for features of the website and backend database.  We intend to post this on online marketplaces for developers and solicit bids for the development of the website.  We intend to review the various bids we expect to receive and select a developer within 90 days of completing this offering.  If possible, we intend to have the back end database completed first, before the user interface or front end of the website so that we can begin the process of entering data about various lodging options as soon as possible.

We do not know whether the website developer we ultimately select will also offer front end graphic design services or if we will choose to use the same firm to develop both aspects of the site.  These aspects require different types of expertise.  We may need to hire a separate graphics design firm to complete the look and feel of the website.

During the course of the website’s development we will also ensure optimization of the site for registration in the search engines.  We may also use the services of a third party organization to work with the developers and designers on this.

Based on our initial research, we expect development of the entire site to take between 4 – 6 months. During the development of the website, we will identify websites where we can post bids for and hire data entry and editorial staff to populate our website with content.  Assuming we will be able to do a certain amount of the data entry concurrent with the website development, we expect it will take between 6-8 months to launch a functioning version of our website.

We will spend the remainder of the 12 months focused on marketing our website and continuing to grow its content. We will register our website in a large number of search engines, potentially using a third party service for efficiency. We will also solicit link exchanges.

If we are unable to complete any phase of our systems development or marketing efforts because we don’t have enough money, we will cease our development and or marketing operations until we raise money. Attempting to raise capital after failing in any phase of our workbook development plan would be difficult. As such, if we cannot secure additional proceeds we will have to cease operations and investors would lose their entire investment.

Results of Operations for the period from September 25, 2012 (inception) through October 31, 2012, for the three month and nine month periods ended July 31, 2013, and for the period from September 25, 2012 (Inception) through July 31, 2013.

Revenue and Expenses

We had no revenue from September 25, 2012 (inception) through July 31, 2013.  Our operating results for the three and nine months ended July 31, 2013, for the period from September 25, 2012 (Inception) through July 31, 2013, and for the period from September 25, 2012 (inception) through October 31, 2012are summarized as follows:

	Three Months Ended July 31, 2013 (unaudited)	Nine Months Ended July 31, 2013 (unaudited)	September 25, 2012 (Inception) to July 31, 2013 (unaudited)	September 25, 2012 (Inception) to October 31, 2012
Professional fees	$3,538	$22,818	$22,818	$	none
Consulting expense	$11,200	$16,200	$18,200		$2,000
General and administrative	$1,676	$6,180	$6,420		$240
Total Operating Expenses	$16,414	$45,198	$47,438		$2,240
Net Loss	$(16,414)	$(45,198)	$(47,438)		$(2,240)
Net Loss Per Share	$(0.00)	$(0.01)			$(0.00)

From September 25, 2012 (inception) through July 31, 2013 we incurred total operating expenses and resulting net loss of $47,438.

Capital Resources and Liquidity

Working Capital

	At	At
	July 31,	October 31,
	2013	2012
	(unaudited)
Current Assets	$14,930	$40,000
Current Liabilities	$7,168	$240
Working Capital (deficit)	$7,762	$39,760

Cash Flows

	Nine Months Ended July 31, 2013 (unaudited)	For the Period from September 25, 2012 (Inception) to July 31, 2013 (unaudited)	For the Period from September 25, 2012 (Inception) to October 31, 2012
Net Cash Provided by (Used in) Operating Activities	$(25,170)	$(25,410)	$(240)
Net Cash Provided by Financing Activities	$100	$40,340	$40,240
Net Increase (Decrease) in Cash During the Period	$(26,620)	$13,380	$40,000
Cash at End of Period	$13,380	$13,380	$40,000

As of July 31, 2013 we had $13,380 in cash, $7,168 in total and current liabilities, and working capital of $6,212.  Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital. We do not anticipate deriving even nominal revenues until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. Due to the fact that we do not currently have any salaried employees, we believe that 25% of the amount of the offering will likely allow us to operate our business for at least one year by implementing a working website and commencing an advertising program.  If we raise less than the required 25%, we will not be able to implement our business plan and we will spend the funds on maintaining our reporting status and attempting to raise additional capital.

Management may decide, based on market conditions, to such future private placements if management believes such private placements are in the best interests of the Company. However, additional equity financing may not be available to us on acceptable terms or at all, and thus we could fail to satisfy our future cash requirements. We believe we will be able to generate sales revenue within sixty (60) days of the launch of our website.

We are highly dependent upon the success of the public offering described herein. Therefore, the failure thereof would result in need to seek capital from other resources such as debt financing, which may not even be available to the Company. However, if such financing were available, because we are a development stage Company with no operations to date, it would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its common stock or secure debt financing, it would be required to cease business operations. As a result, investors would lose all of their investment.

We do not anticipate researching any further products or services nor the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees.

As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status past 12 months. The Company’s officers and directors, Mr. Joao Neto and Mr. Jonas da Silva have indicated that they may be willing to provide funds required to maintain the reporting status in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company. However, there is no contract in place or written agreement securing this agreement. Management believes if the Company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the Company. As such, any investment previously made would be lost in its entirety.

Off-balance sheet arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the Company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the Company is a party, under which the Company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

DESCRIPTION OF PROPERTY

Our principal executive office is located at Rua Leopoldo Miguez, 159, Rio de Janeiro, RJ, Brazil, 22060-020, and our telephone number is +55-21-6937-3056. We do not have a lease agreement for this property. This property is owned by our Chief Executive Officer, Joao Neto, and he allows us to use the space to run the business.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our Company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

Upon the effectiveness of this registration statement, and thereafter until October 31, 2013, we will be subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

FINANCIAL STATEMENTS

Our fiscal year end is October 31. Our financial statements are stated in U.S. dollars and are prepared in conformity with generally accepted accounting principles of the United States.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Identification of Directors and Executive Officers

Our directors hold office until their successors are elected and qualified, or until their deaths, resignations or removals. Our officers hold office at the pleasure of our board of directors, or until their deaths, resignations or removals.

Our directors and executive officers, their ages, positions held, and durations of such are as follows:

Name	Position Held with Our Company	Age	Date First Elected or Appointed
Joao Neto	President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and Director	50	September 25, 2012
Jonas da Silva	Vice President and Director	38	October 30, 2012

Business Experience

The following is a brief account of the education and business experience of our directors and executive officers during at least the past five years, indicating their principal occupations and employment during the period, and the name and principal business of the organization in which such occupations or employment were carried on.

Joao Neto, President, Chief Executive Officer, Chief Financial Officer,  Secretary, Treasurer, and Director

Mr. Joao Neto obtained a diploma from Colegio Ibituruna in Rio de Janeiro, Brazil in 1983. Since 1998, Mr. Joao Neto has been operating as an independent contractor offering short term for-rent-by-owner houses, condos and apartments to leisure and business travelers in and around Rio de Janeiro, Brazil. From February, 2010 to February, 2011 Mr. Joao Neto was the General Manager for Star Brasil SA, a Rio de Janeiro, Brazil based residential property management company. Mr. Joao Neto currently spends approximately 16hrs/wk providing services to our Company, which represents approximately 30% of his working hours.

Jonas da Silva, Vice President and Director

Mr. Jonas da Silva obtained a diploma from Colegio Andrews in Rio de Janeiro, Brazil in 1995. Since November, 2012 Mr. Jonas da Silva has an independent contractor offering short term for-rent-by-owner houses, condos and apartments to leisure and business travelers in and around Rio de Janeiro, Brazil. From January 2006 until October 2012, Mr. Jonas da Silva was General Manager of Casa de Recuperacao Timoteo SA, a substance abuse rehabilitation clinic located in Timoteo, Minas Gerais, Brazil. Mr. Jonas da Silva currently spends approximately 5 hrs/wk providing services to our Company, which represents approximately 10% of his working hours.

Conflicts of Interest

At the present time, the Company does not foresee any direct conflict between either Mr. Joao Neto’s or Mr. Jonas da Silva’s other business interests and their involvement in Lodging Media.

Family Relationships

Mr. Joao Neto and Mr. Jonas da Silva are brothers.  They are our only two directors and officers.

During the past ten years, Mr. Joao Neto and Mr. Jonas da Silva have not been the subject of the following events:

1.
A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

(i)
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii)	Engaging in any type of business practice; or

(iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.
The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.
Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.
Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.
Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(i)	Any Federal or State securities or commodities law or regulation; or

(ii)
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

(iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.
Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

Lodging Media has made no provisions for paying cash or non-cash compensation to either of its two officers and directors. No salaries are being paid at the present time, and none will be paid unless and until our operations generate sufficient cash flows.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officers for all services rendered in all capacities to us for their appointment for the period ended October 31, 2012.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensa- tion ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensa- tion ($)	Total ($)
Joao Neto President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and Director	2012	-	-	-	-	-	-	-	-
Jonas da Silva Vice-President and Director	2012	-	-	-	-	-	-	-	-

We have not paid any salaries to date. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and director other than as described herein.

Equity Awards

We have not awarded any shares of stock, options or other equity securities to our directors or executive officers since our inception. We have not adopted any equity incentive plan.  There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

The Board of Directors of Lodging Media has not adopted a stock option plan. The Company has no plans to adopt it but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the “Committee”). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. Lodging Media may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

DIRECTOR COMPENSATION

Our directors are not compensated for their services. The board has not implemented a plan to award options to our director. There are no contractual arrangements with any member of the board of directors. We have no director's service contracts.

Name and Principal Position	Year	Fees Earned of Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensa- tion ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensa- tion ($)	Total ($)
Joao Neto President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and Director	2012	-	-	-	-	-	-	-
Jonas da Silva Vice-President and Director	2012	-	-	-	-	-	-	-

Employment Contracts

We have no employment contracts with any of our officers or directors.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans.

Compensation of Directors

We do not pay our directors any money and we have no plans to pay our directors any money in the future.

Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of August 1, 2013 certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock, by each of our directors and executive officers, and by our directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percentage of Class(1)
Joao Neto Rua Leopoldo Miguez, 159 Rio de Janeiro, RJ Brazil 22060-020	Common Stock	3,000,000	Direct	75%
Jonas da Silva Rua Leopoldo Miguez, 159 Rio de Janeiro, RJ Brazil 22060-020	Common Stock	1,000,000	Direct	25%
Directors and Executive Officers (2 – as a group)	Common Stock	4,000,000		100%

(1)    Based on 4,000,000 shares of our common stock outstanding as of August 1, 2013.

Depending on the success of this offering, our officers and directors may continue to own the majority of our common stock after the offering. Since they may continue control the Company after the offering, investors may be unable to change the course of the operations. Thus, the shares we are offering may lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as disclosed below, there has been no transaction, since our inception on September 25, 2012, or currently proposed transaction, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of our total assets at year end for the last completed fiscal year, and in which any of the following persons had or will have a direct or indirect material interest:

(i)	Any director or executive officer of our company;
(ii)	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;
(iii)	Any of our promoters and control persons; and
(iv)	Any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons.

On September 25, 2012 we issued 4,000,000 shares of our common stock to our Director Joao Neto at a price of $0.01. On October 30, 2012, he sold a total of 1,000,000 shares of restricted common stock to Jonas da Silva, our Vice President and Director in consideration of $10,000. The shares were issued to the subscriber pursuant to Section 4(2) of the Securities Act of 1933 and/or Regulation S of the Securities Act of 1933 on the basis that the subscriber represented to us that he were not a “US Person” as such term is defined in Regulation S.

REPORTS TO STOCKHOLDERS

Upon the effective date of this Registration Statement on Form S-1; we will be considered a Section 15(d) filer rather than a fully reporting company. While we are a Section 15(d) filer and until we become a fully reporting company we are not subject to the Proxy Rules outlined in Section 14 of the Exchange Act and are therefore not required to file proxy statements with the Securities and Exchange Commission. We do intend to file a Registration Statement on Form 8-A with the Securities and Exchange Commission concurrently with, or immediately following, the effectiveness of this Registration Statement on Form S-1. The filing of the Registration Statement on Form 8-A will cause us to become a fully reporting company with the Securities and Exchange Commission under the Exchange Act. Our Securities and Exchange Commission filings will be available to the public over the internet at the Securities and Exchange Commission’s website at http://www.sec.gov.

We have filed a Registration Statement on Form S-1 under the Securities Act with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of Lodging Media Inc. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving Lodging Media Inc. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Securities and Exchange Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, Room 1580, 100 F Street NE, Washington D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a website at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Securities and Exchange Commission. Our Registration Statement and the referenced exhibits can also be found on this website.

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by our company. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

LODGING MEDIA, INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

FOR THE PERIOD ENDED OCTOBER 31, 2012

Lodging Media, Inc.
(A Development Stage Company)
October 31, 2012

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
Lodging Media, Inc.

We have audited the accompanying balance sheet of Lodging Media, Inc. (a development stage Company) (the “Company”) as of October 31, 2012, and the related statement of operations, statement of stockholders’ equity and cash flows for the period September 25, 2012 (inception) to October 31, 2012.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the financial position of Lodging Media Inc. as of October 31, 2012 and the results of its operations and its cash flows for the period September 25, 2012 (inception) to October 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 in the financial statements, the Company has a net loss of $2,240, an accumulated deficit of $2,240 and a negative cash flow from continuing operations of $240. In addition, the Company has not commenced revenue generating operations. These factors raise substantial doubt about the Company's ability to continue as a going concern.  Management's plans concerning these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Liggett, Vogt & Webb, P.A.
Certified Public Accountants

Boynton Beach, Florida
January 17, 2013

Lodging Media, Inc.
(A Development Stage Company)
Balance Sheet

October 31, 2012

ASSETS

Current Assets

Cash	$40,000

Total Current Assets	$40,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities

Due to related parties	$240

Total Liabilities	240

Commitments & Contingencies

Stockholders’ Equity

Common stock Authorized: 75,000,000 shares, par value $0.001 4,000,000 share issued and outstanding	4,000

Additional paid-in capital	38,000

Deficit accumulated during the development stage	(2,240)

Total Stockholders’ Equity	39,760

Total Liabilities and Stockholders’ Equity	$40,000

(The accompanying notes are an integral part of these financial statements)

Lodging Media, Inc.
(A Development Stage Company)
Statement of Operations

Period from September 25, 2012 (Date of Inception) to October 31, 2012

Expenses
Consulting Expense	$2,000
General and Administrative	240

Total Operating Expenses	2,240

Net Loss Before Provision for Income Taxes	(2,240)

Provision for Income Taxes	-

Net Loss	(2,240)

Net Loss Per Share - Basic and Diluted	$(0.00)

Weighted Average Shares Outstanding - Basic and Diluted	4,000,000

(The accompanying notes are an integral part of these financial statements)

Lodging Media, Inc.
(A Development Stage Company)
Statement of Stockholders’ Equity
For the period from September 25, 2012 (Date of Inception) to October 31, 2012

				Deficit
				Accumulated
			Additional	During the
	Common Stock		Paid-in	Development
	Shares	Amount	Capital	Stage	Total

Balance, September 25, 2012 (Date of Inception)	–	$–	$–	$–	$–

Common stock issued for cash	4,000,000	4,000	36,000	–	40,000

In kind contribution of services	–	–	2,000	–	2,000

Net loss for the period	–	–	–	(2,240)	(2,240)

Balance – October 31, 2012	4,000,000	$4,000	$38,000	$(2,240)	$39,760

(The accompanying notes are an integral part of these financial statements)

Lodging Media, Inc.
(A Development Stage Company)
Statement of Cash Flows

Period from September 25, 2012 (Date of Inception) to October 31, 2012

Operating Activities

Net loss for the period	$(2,240)

Adjustments to reconcile net loss to net cash used in operating activities:
In Kind Contribution of Services	2,000

Changes in operating assets and liabilities:	–

Net Cash Used in Operating Activities	(240)

Financing Activities

Proceeds from issuance of common stock	40,000
Proceeds from related party	240

Net Cash Provided by Financing Activities	40,240

Net Increase in Cash	40,000

Cash, Beginning of Period	–

Cash, End of Period	$40,000

Supplemental Disclosures
Interest paid	$–
Income taxes paid	$–

(The accompanying notes are an integral part of these financial statements)

LODGING MEDIA, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF OCTOBER 31, 2012

1. Basis of Presentation and Going Concern

Lodging Media, Inc. (the “Company”) was incorporated in the state of Nevada on September 25, 2012.  The Company has been in the development stage since its formation and has not commenced business operations.  The Company is in the business of developing a website that will operate as an online marketplace for the short term for-rent-by-owner property industry.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize it assets and discharge its liabilities in the normal course of business. During the period ended October 31, 2012, the Company has an accumulated deficit of $2,240. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2. Summary of Significant Accounting Policies

a)	Basis of Presentation

These financial statements and notes are presented in accordance with accounting principles generally accepted in the United States. The Company’s fiscal year end is October 31.

b)	Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company regularly evaluates estimates and assumptions related to the recoverability of donated expenses and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

LODGING MEDIA, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF OCTOBER 31, 2012

2. Summary of Significant Accounting Policies (continued)

c)	Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

d)	Financial Instruments

The fair values of financial instruments which include cash and amounts due to related parties were estimated to approximate their carrying values due to the immediate or relatively short maturity of these instruments.

The Company’s operations and financing activities are conducted primarily in United States dollars, and as a result the Company is not subject to significant exposure to market risks from changes in foreign currency rates.  Management has determined that the Company is not exposed to significant credit risk.

e)	Loss per Share

The Company computes net loss per share in accordance with ASC 740 "Earnings per Share". ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive. As of October 31, 2012, there are no dilutive potential common shares outstanding.

f)	Income Taxes

The Company accounts for income under FASB accounting standards certification No.740 income taxes. Under FASB accounting standards codification No. 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized.  The tax return for the year ended October 31, 2012 is subject to examination by the Internal Revenue Service.

LODGING MEDIA, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF OCTOBER 31, 2012

2. Summary of Significant Accounting Policies (continued)

g)	Revenue Recognition

The Company will recognize revenue on arrangements in accordance with FASB ASC No. 605, “Revenue Recognition”. In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured. The Company will recognize revenue from online sales at the time services are rendered.

h)	Recent Accounting Pronouncements

In July 2012, FASB issued Accounting Standards Update 2012-02, Balance Sheet- Intangibles- Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment is an Amendment to FASB Accounting Standards Update 2011-08. The objective of the amendments in this Update is to reduce the cost and complexity of performing an impairment test for indefinite-lived intangible assets by simplifying how an entity tests those assets for impairment and to improve consistency in impairment testing guidance among long-lived asset categories. The amendments permit an entity first to assess qualitative factors to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired as a basis for determining whether it is necessary to perform the quantitative impairment test in accordance with Subtopic 350-30, Intangibles- Goodwill and Other–General Intangibles Other than Goodwill. The more-likely-than-not threshold is defined as having a likelihood of more than 50 percent. The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted, including for annual and interim impairment tests performed as of a date before July 27, 2012, if a public entity’s financial statements for the most recent annual or interim period have not yet been issued or, for non-public entities, have not yet been made available for issuance. The adoption of this pronouncement did not have any effect on the Company. The Company does not expect the adoption of any other recently issued accounting pronouncements to have a significant effect on its financial statements.

3. Related Party Transactions

a)	As of October 31, 2012, the Company was indebted to the President of the Company in the amount of $240, which is non-interest bearing, unsecured, and due on demand.

LODGING MEDIA, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF OCTOBER 31, 2012

b)	As of October 31, 2012, a related party contributed services with a fair value at $2,000 (see note 4).

4.  Equity

a)	On September 26, 2012, the Company issued 4,000,000 common shares at $0.01 per share for cash proceeds of $40,000.

b)	As of October 31, 2012 a related party contributed services with a fair value of
      $2,000 (see note 3).

5. Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has incurred a net operating loss of $240 which expires in 2032. The Company has adopted ASC 740, “Accounting for Income Taxes”, as of its inception. Pursuant to ASC 740, the Company is required to compute tax asset benefits for non-capital losses carried forward. The potential benefit of the net operating loss has not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the loss carried forward in future years.

The income tax benefit differs from the amount computed by applying the federal income tax rate of 35% to net loss before income taxes for the period ended October 31, 2012 as a result of the following:

2012

Income tax benefit computed at statutory rates	$(784)
Permanent differences	700
Valuation allowances	84

Provision for income taxes	-

Significant components of the Company’s deferred tax assets and liabilities as at October 31, 2012, after applying enacted corporate income tax rates, are as follows:

LODGING MEDIA, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF OCTOBER 31, 2012

2012

Deferred income tax asset

Net operating loss carried forward	$84

Valuation allowance	(84)

Net deferred income tax asset	$-

6. Subsequent Event

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through January 17, 2013, the date the financial statements were issued.

LODGING MEDIA, INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

FOR THE PERIOD ENDED JULY 31, 2013

Lodging Media, Inc.
(A Development Stage Company)
July 31, 2013
(Unaudited)

Page

Balance Sheets as of July 31, 2013 (Unaudited) and October 31, 2012	F - 13

Statements of Operations for the three and nine months ended July 31, 2013 and from September 25, 2012 (Date of Inception) to July 31, 2013 (Unaudited)	F - 14

Statement of Stockholders’ Equity from September 25, 2012 (Date of Inception) to July 31, 2013 (Unaudited)	F - 15

Statements of Cash Flows for the nine months ended July 31, 2013 (Unaudited) and from September 25, 2012 (Date of Inception) to July 31, 2013	F - 16

Notes to the condensed Financial Statements (Unaudited)	F - 17

Lodging Media, Inc.
(A Development Stage Company)
Condensed Balance Sheets

	July 31, 2013	October 31, 2012
	(Unaudited)

ASSETS

Current Assets
Cash	$13,380	$40,000
Total current assets	13,380	40,000

Web-site	1,550	-

Total current assets	$14,930	$40,000

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts Payable	$6,828	$-
Due to related parties	340	240
Total Liabilities	7,168	240

Commitments and Contingencies

Stockholders' Equity
Common stock, $0.001 par value; 75,000,000 shares authorized,	4,000	4,000
4,000,000 shares issued and outstanding
Additional paid-in capital	51,200	38,000
Deficit accumulated during development stage	(47,438)	(2,240)
Total Stockholders' Equity	7,762	39,760

Total Liabilities and Stockholders' Equity	$14,930	$40,000

See Accompanying Notes to Condensed Unaudited Financial Statements

Lodging Media, Inc.
(A Development Stage Company)
Condensed Statements of Operations
(Unaudited)

			For the Period from
	For the Three Months Ended	For the Nine Months Ended	September 25, 2012(Inception) to
	July 31, 2013	July 31, 2013	July 31, 2013

Operating Expenses
Professional fees	$3,538	$22,818	$22,818
Consulting expense	11,200	16,200	18,200
General and administrative	1,676	6,180	6,420
Total Operating Expenses	16,414	45,198	47,438

LOSS FROM OPERATION	(16,414)	(45,198)	(47,438)

Provision for Income Taxes	-	-	-

NET LOSS	$(16,414)	$(45,198)	$(47,438)

Net Loss Per Share - Basic and Diluted	$(0.00)	$(0.01)

Weighted average number of shares outstanding during the period - Basic and Diluted	4,000,000	4,000,000

See Accompanying Notes to Condensed Unaudited Financial Statements

Lodging Media, Inc.
(A Development Stage Company)
Condensed Statement of Stockholders’ Equity
For the period from September 25, 2012 (Date of Inception) to July 31, 2013
(Unaudited)

				Deficit
			Additional	accumulated during	Total
	Common stock		paid-in	development	Stockholders'
	Shares	Amount	capital	stage	Equity

Balance, September 25, 2012 (Date of Inception)	-	$-	$-	$-	$-

Common stock issued for cash ($.01/share)	4,000,000	4,000	36,000	-	40,000

In kind contribution of services	-	-	2,000	-	2,000

Net loss for the period from September 25, 2012 to October 31, 2012	-	-	-	(2,240)	(2,240)

Balance, October 31, 2012	4,000,000	$4,000	$38,000	$(2,240)	$39,760

Net loss for the nine months ended July 31, 2013	-	-	-	(45,198)	(45,198)

In kind contribution of services	-	-	13,200	-	13,200

Balance, July 31, 2013	4,000,000	$4,000	$51,200	$(47,438)	$7,762

See Accompanying Notes to Condensed Unaudited Financial Statements

Lodging Media, Inc.
(A Development Stage Company)
Condensed Statements of Cash Flows
(Unaudited)

		For the Period from
	For the Nine Months Ended	September 25, 2012(Inception) to
	July 31, 2013	July 31, 2013
Cash Flows From Operating Activities:
Net Loss	$(45,198)	$(47,438)
Adjustments to reconcile net loss to net cash used in operations
In kind contribution of services	13,200	15,200
Changes in operating assets and liabilities:
Increase in accounts payable	6,828	6,828
Net Cash Used In Operating Activities	(25,170)	(25,410)

Cash Flows used in Investing Activities:
Purchase of web-site	(1,550)	(1,550)
Net Cash Used By Investment Activities	(1,550)	(1,550)

Cash Flows From Financing Activities:
Proceeds from related parties	100	340
Proceeds from stock issuances	-	40,000
Net Cash Provided by Financing Activities	100	40,340

Net Increase / (decrease) in Cash	(26,620)	13,380

Cash at Beginning of Period	40,000	-

Cash at End of Period	$13,380	$13,380

Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

See Accompanying Notes to Condensed Unaudited Financial Statements

Lodging Media Inc.
(A Development Stage Company)
Notes to the Condensed Financial Statements
(Unaudited)

1.	Nature of Operations, Continuance of Business and Basis of Presentation

Lodging Media, Inc. (A Development Stage Company) (the “Company”) was incorporated in the state of Nevada on September 25, 2012. The Company has been in the development stage since its formation and has not commenced business operations. The Company is in the business of developing a website that will operate as an online marketplace for the short term rent-by-owner property industry.

These interim condensed unaudited financial statements have been prepared on a going concern basis, which implies the Company will continue to realize it assets and discharge its liabilities in the normal course of business. During the period from Inception to July 31, 2013, the Company has an accumulated deficit of $47,438. The Company is in the business of developing a website that will operate as an online marketplace for the short term for rent-by-owner property industry. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The accompanying unaudited interim financial statements of Lodging Media, Inc. have been prepared in according with accounting principles generally accepted in United States of America and the rules of the Securities and Exchange Commission (“SEC”), and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s latest Annual Report filed with SEC on Form S-1. In the option of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the results of operations for the interim periods presented have been reflected herein. The results of operations for such interim periods are not necessarily indicative of operations for a full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the most recent fiscal year ended October 31, 2012, as reported in Form S-1, have been omitted.

2.	Summary of Significant Accounting Policies

a.	Basis of Presentation

These condensed financial statements and notes are presented in accordance with accounting principles generally accepted in the United States. The Company’s fiscal year end is October 31.

b.	Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the

Lodging Media Inc.
(A Development Stage Company)
Notes to the Condensed Financial Statements
(Unaudited)

reporting period. Actual results could differ from those estimates. The Company regularly evaluates estimates and assumptions related to the recoverability of donated expenses and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c.	Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents. The Company had no cash equivalents as of July 31, 2013 and October 31, 2012.

d.	Financial Instruments

The fair values of financial instruments which include cash and amounts due to related parties were estimated to approximate their carrying values due to the immediate or relatively short maturity of these instruments.

e.	Fair Value

The Company’s operations and financing activities are conducted primarily in United States dollars, and as a result the Company is not subject to significant exposure to market risks from changes in foreign currency rates.  Management has determined that the Company is not exposed to significant credit risk.

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3: Unobservable inputs in which little or no market data exists, therefore developed using estimates and assumptions developed by us, which reflect those that a market participant would use.

f.	Website Costs

The Company has adopted the provisions of ASC 350-50-15, “Accounting for Web Site Development Costs.” Costs incurred in the planning stage of a website are expensed as research and development. Costs incurred in the development stage are capitalized and amortized over the life of the asset, estimated to be three years. The Company amortizes the capitalized website beginning when the software is placed into service. As of July 31, 2013 the Company had no amortized website expense.

Lodging Media Inc.
(A Development Stage Company)
Notes to the Condensed Financial Statements
(Unaudited)

g.	Loss per Share

The Company computes net loss per share in accordance with ASC 740 "Earnings per Share". ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive. As of July 31, 2013, there are no dilutive potential common shares outstanding.

h.	Income Taxes

The Company accounts for income under FASB accounting standards certification No.740 income taxes. Under FASB accounting standards codification No. 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized. The tax return for the year ended October 31, 2012 is subject to examination by the Internal Revenue Service.

i.	Revenue Recognition

The Company will recognize revenue on arrangements in accordance with FASB ASC No. 605, “Revenue Recognition”. In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured. The Company will recognize revenue from online sales at the time services are rendered.

j.	Recent Accounting Pronouncements

There are no recent accounting pronouncements that are expected to have a material effect on the Company’s financial statements.

Lodging Media Inc.
(A Development Stage Company)
Notes to the Condensed Financial Statements
(Unaudited)

k.	Reclassifications

Certain amounts from prior periods have been reclassified to conform to the current period presentation. These reclassifications had no impact on the Company’s net loss or cash flows.

3.	Related Party Transactions

a.	As of October 31, 2012, a related party contributed services with a fair value of $2,000 (see Note 4).

b.	For the nine months ended July 31, 2013, a related party contributed services with a fair value of $13,200 (see Note 4).

c.	As of April 20, 2013, the Company was indebted to the President of the Company in the amount of $340, which is non-interest bearing, unsecured, and due on demand.

4.	Equity

a.	On September 26, 2012, the Company issued 4,000,000 common shares at $0.01 per share for cash proceeds of $40,000.

b.	As of October 31, 2012, a related party contributed services with a fair value of $2,000 (see Note 3).

c.	For the nine months ended July 31, 2013, a related party contributed services with a fair value of $13,200 (see Note 3).

5.	Subsequent Event

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through September 24, 2013 the date the financial statements were issued.

LODGING MEDIA, INC.
10,000,000 SHARES OF COMMON STOCK
PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until December 31, 2013 , all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is October 2 , 2013